SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C)
OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

☐	Definitive Information Statement

IOWORLDMEDIA, INCORPORATED
(Exact name of registrant as specified in its charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IOWORLDMEDIA, INCORPORATED
5025 West Lemon Street, Suite 200
Tampa, Florida 33609
(813) 637-2229

NOTICE OF PROPOSED MERGER OF IOWORLDMEDIA, INCORPORATED WITH AND INTO RADIOIO, INC. THAT WAS APPROVED BY WRITTEN CONSENT OF THE COMMON AND PREFERRED SHAREHOLDERS OF IOWORLDMEDIA, INCORPORATED

Merger to Become Effective on or About November ___, 2013

To the Shareholders of ioWorldMedia, Incorporated:

Notice is hereby given that holders of a majority of the common stock and holders of all of the preferred stock of ioWorldMedia, Incorporated have approved the merger of ioWorldMedia with and into Radioio, Inc., as more particularly described in the accompanying information statement.  The merger was approved by both classes of stock as of October ___, 2013 by written consent in lieu of a special meeting in accordance with the relevant sections of the Florida Business Corporation Act, following the unanimous approval of the merger by our board of directors.

The merger will be become effective on or after twenty days from the date the information statement is mailed to the shareholders of ioWorldMedia, which mailing is expected to be made on or about October ___, 2013.  Only shareholders of record at the close of business on October 9, 2013 are entitled to receive this notice and the accompanying information statement.  The information statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER THE MERGER.

Sincerely,

Zachary McAdoo
Chairman, President,
Chief Executive Officer and
Chief Financial Officer

IOWORLDMEDIA, INCORPORATED
5025 West Lemon Street, Suite 200
Tampa, Florida 33609
(813) 637-2229

INFORMATION STATEMENT

INTRODUCTION

This information statement (this “Information Statement”) is being provided to the shareholders of ioWorldMedia, Incorporated, a Florida corporation (“ioWorldMedia”), in connection with the proposed merger (the “Merger”) of ioWorldMedia with and into Radioio, Inc., a newly formed Nevada corporation and a wholly-owned subsidiary of ioWorldMedia (“Radioio”).  The Merger has been approved by common and preferred shareholders of ioWorldMedia.

The primary reasons for the Merger are to change ioWorldMedia’s state of incorporation from Florida to Nevada, change ioWorldMedia’s name to “Radioio, Inc.,” simplify its capital structure and reduce the number of outstanding shares of capital stock.  Radioio will be the surviving corporation in the Merger, and Radioio will continue ioWorldMedia’s current business as an Internet radio media platform after the Merger becomes effective.

As permitted by the Florida Business Corporation Act, the proposed Merger was approved by the written consent of holders of a majority of the outstanding shares of ioWorldMedia’s common stock, par value $.001 per share, as of October 9, 2013, the record date established for determining shareholders of ioWorldMedia entitled to act upon the Merger, and the written consent of holders of all of the outstanding shares of ioWorldMedia’s preferred stock, par value $.001 per share, as of the record date.  The Florida Business Corporation Act provides that action may be taken without a meeting by the written consent of the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote on a matter were present and voted.

We are not asking you for a proxy and you are requested not to send us a proxy.

The holders of a majority of the issued and outstanding shares of ioWorldMedia’s common stock and all of the issued and outstanding shares of ioWorldMedia’s preferred stock have adopted, ratified and approved resolutions to effect the proposed Merger.  No other votes are required or necessary.

The board of directors of ioWorldMedia reserves the right, notwithstanding shareholder approval of the proposed Merger and without further action by the shareholders, not to proceed with the proposed Merger if the board of directors determines, in its sole discretion, that the proposed Merger is no longer in the best interest of ioWorldMedia and its shareholders.

The entire cost of furnishing this Information Statement will be borne by ioWorldMedia.  This Information Statement was mailed on or about October ___, 2013 to the shareholders of record as of October 9, 2013.  Only shareholders of record as of October 9, 2013 are entitled to receive this Information Statement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Information Statement is October ___, 2013.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain information included in this Information Statement are not historical facts and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.

In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.  These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, changes in general economic and business conditions.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made.  ioWorldMedia is not undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as may be required under federal securities laws.  ioWorldMedia qualifies all of its forward-looking statements by these cautionary statements.

SUMMARY

Why am I receiving this Information Statement?

You are receiving this Information Statement because you were a holder of record of shares of ioWorldMedia’s common stock as of October 9, 2013.  Shareholders of record as of that date were entitled to receive this Information Statement as notice of the proposed Merger of ioWorldMedia with and into Radioio, which was approved by the holders of a majority of ioWorldMedia’s outstanding common stock and holders of all of ioWorldMedia’s outstanding preferred stock.

Why does ioWorldMedia want to merge with Radioio?

The reasons for the Merger are to change ioWorldMedia’s state of incorporation from Florida to Nevada, and to change its name to “Radioio, Inc.”  The Merger also will allow ioWorldMedia to simplify its capital structure and reduce the number of outstanding shares of capital stock.

What are the material terms of the Merger?

The material terms of the Merger are as follows:

•	At the effective time of the Merger, ioWorldMedia will merge with and into Radioio, a newly formed Nevada corporation and a wholly-owned subsidiary of ioWorldMedia.

•
Radioio will be the surviving corporation of the Merger.  The articles of incorporation and bylaws of Radioio will govern the surviving corporation, and the officers and directors of Radioio, who also are the officers and directors of ioWorldMedia, will be the officers and directors of the surviving corporation.

•	At the effective time of the Merger, each outstanding share of ioWorldMedia’s preferred stock will convert into 49.50495 shares of ioWorldMedia’s common stock.

•
At the effective time of the Merger, and immediately after the conversion of preferred stock into common stock, the holders of ioWorldMedia’s common stock, including the former holders of preferred stock, will receive one share of Radioio’s common stock for every 100 shares of ioWorldMedia’s common stock they hold.  One whole share of Radioio common stock will be issued in lieu of a fractional share.

•	As a condition to the consummation of the Merger, the shares of Radioio common stock shall be quoted on the OTC markets as of the effective time of the Merger.

•	The board of directors of ioWorldMedia may abandon the Merger at any time prior to the effective time of the Merger, notwithstanding the approval of the Merger by ioWorldMedia’s shareholders.

What vote was required to approve the Merger?

The Merger required the approval of shareholders of ioWorldMedia who hold a majority of the issued and outstanding shares of ioWorldMedia’s common stock and a majority of the issued and outstanding shares of ioWorldMedia’s preferred stock.

As of the date of this Information Statement, the holders of ____________ shares of ioWorldMedia’s common stock have approved the Merger by written consent, which represents ____% of the issued and outstanding shares of common stock as of the record date.  The holders of 3,000,000 shares of ioWorldMedia’s preferred stock have approved the Merger by written consent, which represents 100% of the issued and outstanding shares of preferred stock.  As a result, the proposed Merger has received the requisite approval of each class of ioWorldMedia’s shareholders.

When will the Merger become effective?

ioWorldMedia and Radioio anticipate that the Merger will become effective on or about November ___, 2013.

What do I need to do?

You do not need to take any action.  Holders of a majority of the issued and outstanding shares of ioWorldMedia’s common stock and holders of all of the issued and outstanding shares of ioWorldMedia’s preferred stock have approved the Merger.

What should I do with my stock certificates representing shares of ioWorldMedia common stock?

You may retain your stock certificates representing shares of ioWorldMedia common stock.  After the Merger becomes effective, all of the outstanding certificates that represented shares of ioWorldMedia’s common stock and preferred stock shall be deemed to represent the corresponding number of shares of Radioio common stock into which such shares of ioWorldMedia common stock and preferred stock are converted pursuant to the Merger.

Will the trading symbol for Radioio’s common stock be different than the trading symbol for ioWorldMedia’s common stock?

Subject to the approval of the Financial Industry Regulatory Authority (“FINRA”), Radioio will have a new trading symbol for its common stock, which will be different than the trading symbol for ioWorldMedia’s common stock.

What are the U.S. Federal income tax consequences of the Merger?

ioWorldMedia believes that the Merger will generally be a tax-free reorganization for ioWorldMedia and its shareholders, and that the shareholders will generally not recognize any gain or loss for federal income tax purposes as a result of the Merger.  Shareholders who receive a whole share of Radioio’s common stock in lieu of being issued a fractional share may recognize a de minimis amount of taxable gain.  See “Description of the Merger – Tax Consequences of the Merger.”

Who can I contact for more information?

The name, mailing address and telephone number of the principal offices of each of ioWorldMedia and Radioio are as follows:

ioWorldMedia, Incorporated 5025 West Lemon Street, Suite 200 Tampa, Florida 33609	Radioio, Inc. 475 Park Avenue South, 4th Floor New York, NY 10016

In addition, you can contact Zachary McAdoo, Chairman, President, Chief Executive Officer and Chief Financial Officer of ioWorldMedia, at 212-486-3364 for more information.

DESCRIPTION OF THE MERGER

ioWorldMedia’s Business

ioWorldMedia operates an Internet radio media platform that provides streamed music to business-to-business and business-to-consumer markets.  ioWorldMedia generates revenue primarily by selling audio and banner advertising and by selling subscriptions for Internet radio content.  Through its subsidiaries, ioWorldMedia provides a full-service background music and messaging ecosystem for franchise businesses and other vertical markets such as retail, hospitality and health and wellness.  Direct to consumer Internet content distribution includes subscription-based talk radio and Internet radio services with multiple genres of customized music.

Radioio will continue ioWorldMedia’s Internet radio media business after the Merger becomes effective.  Radioio is a wholly-owned subsidiary of ioWorldMedia that was incorporated in the State of Nevada in October 2013 solely for purposes of the Merger.  Radioio has not engaged in any business activity to date.

Reasons for the Merger

The primary reasons for the Merger are to change ioWorldMedia’s state of incorporation from Florida to Nevada, and to change ioWorldMedia’s name to “Radioio, Inc.”  The Merger also will simplify the company’s capital structure because all of ioWorldMedia’s outstanding shares of preferred stock will be converted into common stock in connection with the Merger, which means that there will only be one class of capital stock outstanding after the Merger is completed.  This simpler capital structure will allow shareholders of the surviving corporation, Radioio, to more easily understand the value of the company.  In addition, as a result of the Merger, the number of outstanding shares of capital stock will be reduced.  ioWorldMedia has 250,000,000 shares of common stock authorized for issuance, 238,050,660 of which are currently outstanding, and 5,000,000 shares of preferred stock authorized for issuance, 3,000,000 of which are currently outstanding.  Radioio, as the surviving corporation, will have 100,000,000 authorized shares of common stock, 3,865,656 of which will be outstanding after converting all of the outstanding shares of ioWorldMedia common stock and preferred stock into shares of Radioio common stock, and 10,000,000 shares of preferred stock, none of which will be outstanding.  As a result of the Merger, the surviving corporation will have over 90,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized and unissued.  These shares can be used in the future to, among other things, raise capital, consummate business transactions and incentivise employees.

Required Vote

ioWorldMedia has two classes of capital stock outstanding:  common stock and preferred stock.  The Merger required the approval of shareholders holding a majority of the issued and outstanding shares of ioWorldMedia’s common stock and a majority of the issued and outstanding shares of ioWorldMedia’s preferred stock.  As of the date of this Information Statement, shareholders holding _________ shares of common stock, representing ___% of the issued and outstanding shares of common stock, and 3,000,000 shares of preferred stock, representing 100% of the issued and outstanding shares of preferred stock, have approved the Merger by written consent.  The Merger has therefore received the requisite approval of ioWorldMedia’s shareholders.

Terms of the Merger and Consideration

At the effective time of the Merger, ioWorldMedia will merge with and into Radioio, its wholly-owned subsidiary, and Radioio will be the surviving corporation.  The articles of incorporation and bylaws of Radioio will be the articles of incorporation and bylaws of the surviving corporation.

At the effective time of the Merger, each of the outstanding shares of ioWorldMedia’s preferred stock will be converted into 49.50495 shares of ioWorldMedia’s common stock.  Immediately following the conversion of the preferred stock, each ioWorldMedia shareholder, including the former holders of preferred stock, will receive one share of Radioio’s common stock for every 100 shares of ioWorldMedia’s common stock they hold.  ioWorldMedia shareholders will receive one whole share of Radioio common stock in lieu of a fractional share.

No Appraisal Rights

The holders of ioWorldMedia’s common stock are not entitled to appraisal rights in connection with the Merger under the Florida Business Corporation Act.  The holders of ioWorldMedia’s preferred stock were entitled to appraisal rights, but they have waived such rights in connection with their approval of the Merger.

Conditions to the Merger

As a condition to the Merger, the shares of Radioio’s common stock must be quoted on the OTC markets as of the effective time of the Merger.  The Merger is not subject to any regulatory approvals, except that ioWorldMedia is required to notify FINRA in connection with the Merger.

Description of Radioio Common Stock

Radioio is authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share.  Each share of Radioio’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.  Shares of Radioio’s common stock are not redeemable and holders of Radioio’s common stock have no subscription, conversion or preemptive rights.

The holders of Radioio’s common stock are entitled to dividends when, as and if declared by Radioio’s board of directors.

Under the Nevada General Corporation Law and Radioio’s articles of incorporation and bylaws, each share of Radioio’s common stock is entitled to one vote per share.  Holders of Radioio’s common stock do not have cumulative voting rights.

In the event of liquidation, dissolution or winding up of Radioio, holders of Radioio’s common stock are entitled to receive any assets available for distribution to stockholders on a pro rata basis, after the payment of debts and liabilities and after distributions to the holders of any outstanding shares that have priority rights upon liquidation.

It is anticipated that Radioio’s common stock will be quoted on the OTC Marketplace.  The transfer agent and registrar for Radioio’s common stock is Continental Stock Transfer & Trust, located at 17 Battery Place, New York, New York 10004.  Subject to the approval of FINRA, Radioio’s common stock will have a new trading symbol.

Description of Radioio’s Articles of Incorporation and Bylaws

The following is a summary of certain material provisions of Radioio’s articles of incorporation and bylaws, which will be the articles of incorporation and bylaws of the surviving corporation.  This description is only a summary of the relevant provisions, and additional terms and conditions may apply.  The summary is provided for informational purposes only and is not a substitute for a review of the complete articles of incorporation and bylaws.  If the Merger is completed, the complete articles of incorporation and bylaws of Radioio will be filed with the Securities and Exchange Commission (the “SEC”), and will be available to the public through the SEC’s Electronic Data Analysis and Retrieval System (EDGAR).

Radioio’s articles of incorporation authorize the issuance of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.  A description of the shares of Radioio’s common stock is set forth above.  Radioio’s board of directors may, from time to time, establish different series of preferred stock with relative rights and preferences as to dividends, voting, liquidation preferences, etc. as the board of directors shall fix by resolution.  In addition, Radioio has the power under its articles of incorporation to create and issue rights, warrants or options entitling the holders thereof to purchase shares of any class or classes of Radioio’s capital stock, upon such terms and conditions and at such time and prices as the board of directors may approve.

The articles of incorporation also provide that Radioio’s officers and directors shall not be personally liable to Radioio or its stockholders for damages for breach of fiduciary duty as a director or officer, except for acts or omissions that involve intentional misconduct, fraud, knowing violation of law or unlawful distributions by Radioio.

Radioio’s bylaws provide that stockholders may act at a meeting of the stockholders at which a quorum is present or by the written consent of stockholders holding the minimum number of shares that would be required to approve the action at a meeting of the stockholders at which all of the issued and outstanding shares were present and voted.  A majority of Radioio’s outstanding shares, represented by person or by proxy, shall constitute a quorum at each meeting of the stockholders, unless otherwise provided by law or in the articles of incorporation.  Stockholders may vote in person or by proxy.

The bylaws provide that the size of Radioio’s board of directors shall not be less than one nor more than seven directors.  The size of the board of directors is currently fixed at three directors, which may be increased or decreased by resolution of the board of directors or stockholders from time to time.  The directors shall be elected at the annual meeting of stockholders, or at a special meeting of stockholders called for such purpose.  Radioio’s initial board of directors consists of Thomas Bean, Zachary McAdoo and Julia Miller, each of whom is a current director of ioWorldMedia.

The bylaws provide that the officers of Radioio shall be chosen by the board of directors and shall consist of a Chairman of the Board, a Chief Operating Officer, a President (who shall also be the Chief Executive Officer), a Treasurer, a Secretary and, if desired, one or more Vice Presidents, and such other officers and agents as the board of directors deems necessary or desirable.  The officers shall hold office until their successors are chosen and qualify, and may be removed from office by the board of directors with or without cause.  Zachary McAdoo has been appointed as Radioio’s Chairman, President, Chief Executive Officer and Chief Financial Officer (Treasurer).  Julia Miller has been appointed as Radioio’s Chief Operating Officer and Secretary.

The bylaws provide that Radioio will indemnify officers, directors and other agents for liabilities they incur in connection with their performance of their duties to Radioio, provided that they meet the required standard of conduct.

Tax Consequences of the Merger

ioWorldMedia believes that the Merger will generally be a tax-free reorganization for ioWorldMedia and its shareholders under the Internal Revenue Code of 1986, as amended, and that shareholders will generally not recognize any gain or loss for federal income tax purposes as a result of the Merger.  However, shareholders who receive a whole share of Radioio common stock in lieu of being issued a fractional share may recognize a de minimis amount of taxable gain based on the difference in fair market value between the fractional interest and the whole share. Any gain that a shareholder is required to recognize will be capital gain, which may be taxable at a rate of up to 20% for individuals who have held their shares of ioWorldMedia’s common stock for more than one year (under U.S. federal income tax rates in effect until December 31, 2013).  You are urged to consult your personal tax advisor as to the specific tax consequences of the Merger to you.

Interest of Certain Persons in the Merger

Thomas Bean, Zachary McAdoo and Julia Miller are each an officer and director of ioWorldMedia and Radioio, and they will continue to hold such positions with Radioio after the Merger becomes effective.  In addition, Thomas Bean, Zachary McAdoo and Bubba the Love Sponge Clem, a former director of ioWorldMedia, are each a beneficial owner of shares of ioWorldMedia’s common stock and/or preferred stock and will receive shares of Radioio’s common stock as a result of the merger at the same conversion rate applicable to all holders of ioWorldMedia common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors of ioWorldMedia has fixed the close of business on October 9, 2013 as the record date for the determination of ioWorldMedia’s shareholders entitled to notice of the proposed Merger.  At the record date, ioWorldMedia had outstanding 238,050,660 shares of common stock and 3,000,000 shares of preferred stock.  The holders of the common stock are entitled to one vote for each share of common stock held.  The proposed Merger required the approval of shareholders holding a majority of ioWorldMeda’s issued and outstanding shares of common stock and a majority of ioWorldMedia’s issued and outstanding shares of preferred stock as of the record date.

The following shareholders, collectively holding approximately 40.41% of the outstanding shares of ioWorldMedia’s common stock, and approximately 91.67% of the outstanding shares of ioWorldMedia’s preferred stock, as of the record date, approved the proposed Merger by written consent in lieu of a special meeting:

Name	Number of Shares of Common Stock	Percent of Outstanding Common Stock	Number of Shares of Preferred Stock	Percent of Outstanding Preferred Stock
Thomas Bean (1)	3,000,000	1.26%	—	—
Big Red Investments Partnership, Ltd. (2)(3)	28,988,532	12.18%	—	—
Caerleon Consulting, Inc. (4)	4,000,000	1.68%	—	—
Renegade Consulting, Inc. (4)	17,000,000	7.14%	1,250,000	41.67%
Renegade Strategies, Inc. (5)	—	—	500,000	16.67%
Zachary E. McAdoo (6)	10,500,000	4.41%	—	—
Zanett Opportunity Fund, Ltd. (7)	32,718,364	13.74%	1,000,000	33.33%

(1)	Such person serves as a director of ioWorldMedia and is the former Chairman, President, Chief Executive Officer and Chief Financial Officer of ioWorldMedia.

(2)	Includes 2,471,778 shares held in the name of Pangea Ultima Corporation, which have been purchased by Big Red Investments Partnership, Ltd.

(3)	Mr. Bean and his wife are the limited partner in this limited partnership.

(4)	Caerleon Consulting, Inc. and Renegade Consulting, Inc. are owned by Grappler Investments Holdings, LLC, in which Mr. Bean and his wife have a controlling interest.

(5)	Renegade Strategies, Inc. is owned by Renegade Land Holdings, LLC, in which Mr. Bean and his wife have a controlling interest.

(6)	Such person serves as the Chairman, President, Chief Executive Officer and Chief Financial Officer of ioWorldMedia.

(7)	Mr. McAdoo is the President of McAdoo Capital, Inc., the investment manager to Zanett Opportunity Fund, Ltd.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 9, 2013 with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of ioWorldMedia’s common stock and preferred stock, which are the only classes of ioWorldMedia’s capital stock with shares issued and outstanding, by (1) each director of ioWorldMedia, (2) each executive officer of ioWorldMedia, (3) each person or group of persons known by ioWorldMedia to be the beneficial owner of greater than 5% of ioWorldMedia’s outstanding common stock or preferred stock, and (4) all directors and executive officers of ioWorldMedia as a group.  Beneficial ownership is determined in accordance with the rules of the SEC and is generally based on the power to direct the voting or investment of the securities.  Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of ioWorldMedia’s common stock and/or preferred stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Outstanding Common Stock	Number of Shares of Preferred Stock Beneficially Owned (1)(2)	Percent of Outstanding Preferred Stock
Thomas Bean (3)(4)	52,988,532	22.26%	1,750,000	58.33%
Regina Hunter Bean (4)(5)	52,988,532	22.26%	1,750,000	58.33%
Big Red Investments Partnership, Ltd. (6)(7)(8)(9)	28,988,532	12.18%	—	—
Eas Global Solutions, LLC (10)	—	—	250,000	8.33%
Benjamin Homel (11)	15,000,000	6.30%	—	—
Zachary E. McAdoo (3)(12)(13)	43,218,364	18.16%	1,000,000	33.33%
Julia Miller (3)(14)	—	—	—	—
Renegade Consulting, Inc. (8)(15)	17,000,000	7.14%	1,250,000	41.67%
Renegade Strategies, Inc. (8)(16)	—	—	500,000	16.67%
Spruce Goose, Inc. (17)	21,000,000	8.82%	—	—
Zanett Opportunity Fund, Ltd. (18)(19)	32,718,364	13.74%	1,000,000	33.33%
All directors and executive officers as a group (4)(13)	96,206,896	40.41%	1,750,000	91.66%

(1)
In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of ioWorldMedia’s common stock or preferred stock if he, she or it has voting or investment power with respect to such shares.  This includes shares (a) subject to options and warrants exercisable within sixty days of October 9, 2013, and (b) (i) owned by a spouse, (ii) owned by other immediate family members, or (iii) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2)
Each share of preferred stock is convertible into 49.50495 shares of common stock.  However, pursuant to an agreement among all of the holders of preferred stock and ioWorldMedia, a preferred shareholder is not permitted to convert his, her or its shares of preferred stock if such conversion would cause the number of shares of common stock to exceed the figure that is 50,000,000 less than the number of shares of common stock authorized for issuance under ioWorldMedia’s articles of incorporation.  Currently, no shares of preferred stock may be converted due to this restriction.

(3)	Such person serves as a director of ioWorldMedia and maintains a mailing address at 5025 West Lemon Street, Suite 200, Tampa, Florida 33609.

(4)
Includes 28,988,532 shares of common stock held by Big Red Investments Partnership, Ltd., of which Mr. and Mrs. Bean are the limited partner, 4,000,000 shares of common stock held by Caerleon Consulting, Inc., 17,000,000 shares of common stock and 1,250,000 shares of preferred stock held by Renegade Consulting, Inc., and 500,000 shares of preferred stock held by Renegade Strategies, Inc.  Caerleon Consulting, Inc. and Renegade Consulting, Inc. are owned by Grappler Investments Holdings, LLC, in which Mr. and Mrs. Bean have a controlling interest.  Renegade Strategies, Inc. is owned by Renegade Land Holdings, LLC, in which Mr. and Mrs. Bean have a controlling interest.  Mr. and Mrs. Bean disclaim beneficial ownership of the shares held by Big Red Investments Partnership, Ltd., Caerleon Consulting, Inc., Renegade Consulting, Inc. and Renegade Strategies, Inc., except to the extent of any pecuniary interest in such shares.  Mrs. Bean also disclaims beneficial ownership of the 3,000,000 shares held by her husband.

(5)	Mrs. Bean is the wife of Thomas Bean and maintains a mailing address at 5025 West Lemon Street, Suite 200, Tampa, Florida 33609.

(6)	Includes 2,471,778 shares of common stock held in the name of Pangea Ultima Corporation, which have been purchased by Big Red Investments Partnership, Ltd.

(7)	Mr. and Mrs. Bean are the limited partner in this limited partnership.

(8)
Big Red Investments Partnership, Ltd. is the holder of a convertible debenture in the principal amount of $100,000, which shall automatically convert into shares of common stock at a conversion price of $.0122 per share prior to the maturity date upon the effectiveness of an amendment to ioWorldMedia’s articles of incorporation that increases the number of authorized shares of common stock to a level that allows for the convertible debenture to fully convert.

(9)	Such entity maintains a mailing address at 5025 West Lemon Street, Suite 200, Tampa, Florida 33609.

(10)	Eas Global Solutions maintains a mailing address at 411 S. Westland Avenue, #2, Tampa, Florida 33606.

(11)	Mr. Homel maintains a mailing address at 1717 Dixie Highway, Suite 650, Fort Wright, Kentucky 41011.

(12)	Mr. McAdoo serves as the Chairman, President, Chief Executive Officer and Chief Financial Officer of ioWorldMedia.

(13)
Mr. McAdoo is the President of McAdoo Capital Inc., the investment manager of Zanett Opportunity Fund, Ltd., and is considered to have beneficial ownership of the 32,718,364 shares of ioWorldMedia’s common stock and 1,000,000 shares of ioWorldMedia’s preferred stock held by Zanett Opportunity Fund, Ltd. in his capacity as an officer of McAdoo Capital, Inc.  Mr. McAdoo disclaims beneficial ownership of the shares held by Zanett Opportunity Fund, Ltd., except to the extent of any pecuniary interest in such shares.

(14)	Ms. Miller serves as the Chief Operating Officer and Secretary of ioWorldMedia.

(15)	Renegade Consulting, Inc. is owned by Grappler Investments Holdings, LLC, in which Mr. and Mrs. Bean have a controlling interest.

(16)	Renegade Strategies, Inc. is owned by Renegade Land Holdings, LLC, in which Mr. and Mrs. Bean have a controlling interest.

(17)	Spruce Goose, Inc. maintains a mailing address at 33 West 8th Street, Bayonne, New Jersey 07002.

(18)	Zanett Opportunity Fund, Ltd. maintains a mailing address at Appleby Spurling, Canon’s Court, 22 Victoria Street, P.O. Box HM 1179 Hamilton, HM EX, Bermuda.

(19)
Zanett Opportunity Fund, Ltd. is the holder of a convertible debenture in the principal amount of $150,000, which shall automatically convert into shares of common stock at a conversion price of $.0122 per share prior to the maturity date upon the effectiveness of an amendment to ioWorldMedia’s articles of incorporation that increases the number of authorized shares of common stock to a level that allows for the convertible debenture to fully convert.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

ioWorldMedia has adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, ioWorldMedia is delivering only one copy of this Information Statement to multiple shareholders who share the same mailing address and have the same last name, unless ioWorldMedia has received contrary instructions from an affected shareholder.  This procedure reduces ioWorldMedia’s printing costs, mailing costs and fees.

Upon written or oral request, ioWorldMedia will promptly deliver a separate copy of this Information Statement to any shareholder at a shared address to which a single copy of this Information Statement was delivered.  To receive a separate copy of this Information Statement, you may write to Mr. Zachary McAdoo, Chairman, President, Chief Executive Officer and Chief Financial Officer, Radioio, Inc., 475 Park Avenue South, 4th Floor, New York, New York 10016.

This Information Statement is available on the Internet at www.radioio.com.

You should rely only on the information contained in this Information Statement.  No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by ioWorldMedia or Radioio.  ioWorldMedia has supplied all information contained in this Information Statement relating to ioWorldMedia and Radioio.